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                             FIDELITY BOND COVERAGE

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RESOLVED,   that the Board of Trustees/Managers/Directors has determined that the participation of Highland Floating Rate Fund, Highland Floating Rate Advantage Fund, Highland Floating Rate, LLC, Highland Institutional Floating Rate Income Fund, Highland Corporate Opportunities Fund, Restoration Opportunities Fund, Prospect Street High Income Portfolio, Inc., Prospect Street Income Shares, Inc., Highland Funds I (Equity Opportunities Fund), and Highland Credit Strategies Fund (each a "Fund" and collectively, the "Funds"), in the Joint Insured Fidelity Bond presented at this meeting and offered through the Federal Insurance Company (Bond No. 81911329) (the "Fidelity Bond") with Highland is in the best interests of the Funds; and further

RESOLVED,   that the procedures for approving and maintaining fidelity bond coverage under Tab 3 of the Highland Funds Compliance Manual be, and hereby are, adopted and approved substantially in the form as they appear in the Highland Funds Compliance Manual, together with such changes and modifications as the officers of the Funds deem advisable; and further

RESOLVED,   that the Agreement among Insureds be, and it hereby is, adopted and approved substantially in the form attached hereto as an exhibit, together with such changes and modifications as the officers of the Funds deem advisable; and further

RESOLVED,   that the Board of Trustees, including a majority of the Independent
            Trustees of the Funds, shall review the Fidelity Bond at least annually in order to ascertain whether or not such policy continues to be in the best interests of the Funds, and whether or not the premiums to be paid by the Funds are fair and reasonable; and further

RESOLVED,   that in accordance with Rule 17g-1(h) under the 1940 Act, the
            Secretary of the Funds is hereby designated as the officer of the Funds who is authorized and directed to make the filings with the Securities and Exchange Commission and give the notices required by Rule 17g-1(g); and further

RESOLVED,   that the officers of the Funds be, and they hereby are, authorized and directed at all times to take all actions necessary to assure compliance with these resolutions and said Rule 17g-1; and further

RESOLVED,   that the portion of the premium to be paid by the Fund is fair in light of the relevant factors.
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